EXHIBIT 10.1

2005 INTERNATIONAL BANCSHARES CORPORATION

STOCK OPTION PLAN

The 2005 INTERNATIONAL BANCSHARES CORPORATION STOCK OPTION PLAN (the “Plan”) is intended to advance the interests of the Company and its shareholders by affording officers, employees, consultants and advisors of the Company and its Subsidiaries an opportunity to increase their proprietary equity interest in the Company by the grant of Options to them under the terms set forth herein.  The Company seeks to motivate and retain present officers, employees, consultants and advisors of the Company and its Subsidiaries as well as attract highly competent individuals whose judgment, initiative, leadership, and continued effort will contribute to the success of the Company and its Subsidiaries.  The Company believes that this Plan will contribute to that end.

ARTICLE I

DEFINITIONS

For purposes of this Plan:

1.01        Board of Directors.  The term “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

1.02        Change of Control.  The term “Change of Control” shall mean the occurrence of any of the following events:

(a)           any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Company, any affiliate (as defined in Rule 144 under the Securities Act) of the Company as of the Effective Date, any Sanchez Shareholder, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company) representing more than 20% of the combined voting power of the Company’s then outstanding voting securities; provided, however, a Change of Control shall not be deemed to occur solely because such person acquired beneficial ownership of more than 20% of the combined voting power of the Company’s then outstanding voting securities as a result of the acquisition of voting securities by the Company, which by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, such person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by such person, then a Change of Control shall occur;

(b)           during any period of 24 consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsection (i), (iii) or (iv) of this Section 1.02) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(c)           the shareholders of the Company approve a merger, consolidation or reorganization of the Company with any other corporation, other than a merger, consolidation or reorganization which would result in the shareholders of the Company immediately before such merger, consolidation or reorganization, owning, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization; or

(d)           the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

1.03        Change in Control Price.  The term “Change in Control Price” shall mean the price per share of Stock paid in any transaction related to a Change in Control.

1.04        Code.  The term “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, provided that any specific reference herein to a particular section of the Code will, to the extent applicable, refer to the corresponding section or provision of any such successor statute.

1.05        Committee.  The term “Committee” shall mean a committee of the Board appointed by the Board from time to time consisting of at least two (2) members of the Board, each of whom is both a Non-Employee Director and an Outside Director.

1.06        Company.  The term “Company” shall mean INTERNATIONAL BANCSHARES CORPORATION, a Texas corporation, and any successor thereof.

1.07        Effective Date.  The term “Effective Date” shall mean that term as defined in Section 11.01 hereof.

1.08        Eligible Person.  The term “Eligible Person” shall mean any officer, employee, consultant or advisor of the Company or any Subsidiary, as may be designated from time to time by the Committee as eligible to receive an Option subject to the conditions set forth herein.

1.09        Exchange Act.  The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

1.10        Fair Market Value.  The term “Fair Market Value” shall mean, unless otherwise required by the Code, as of any date, the last sales price reported for the Stock on the applicable date, (i) as reported by the national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market, Inc. or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Stock is listed or traded. If the Stock is not readily traded on a national securities exchange, The Nasdaq Stock Market, Inc. or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

1.11        Incentive Stock Option.  The term “Incentive Stock Option” shall have the meaning given to it by Section 422 of the Code and as further defined in Article VI hereof.

1.12        Non-Employee Director.  The term “Non-Employee Director” shall have the meaning given to it by Rule 16b-3 promulgated under the Exchange Act.

1.13        Nonstatutory Stock Option.  The term “Nonstatutory Stock Option” shall mean any Option granted by the Company pursuant to this Plan which is not an Incentive Stock option.

1.14        Option.  The term “Option” shall mean an option granted by the Company to purchase Stock pursuant to the provisions of this Plan and the related Stock Option Agreement executed pursuant hereto.

1.15        Option Price.  The term “Option Price” shall mean the price per share of Stock purchasable under an Option.  The Option Price of an Option shall be determined by the Committee at the time of grant and, in the case of an Incentive Stock Option or a Nonstatutory Stock Option, shall not be less than the Fair Market Value on the date of grant, unless, in the case of a Participant who is granted an Incentive Stock Option, such Participant owns more than ten percent (10%) of the Stock or more than ten percent (10%) of the voting stock of any Subsidiary, in which case the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

1.16        Outside Director.  The term “Outside Director” shall have the meaning given to it in the Regulations promulgated under Section 162(m) of the Code, as may be amended from time to time.

1.17        Participant.  The term “Participant” shall mean an Eligible Person who has been granted an Option hereunder.

1.18        Plan.  The term “Plan” shall mean the 2005 International Bancshares Corporation Stock Option Plan.

1.19        Regulations.  The term “Regulations” shall mean the regulations promulgated under the Code.

1.20        Sanchez Family.  The term “Sanchez Family” shall mean the Estate of Alicia M. Sanchez, deceased, and Alicia M. Sanchez’s children, grandchildren and great-grandchildren.

1.21        Sanchez Shareholder.  The term “Sanchez Shareholder” shall mean a shareholder of the Company who is a member of the Sanchez Family or a corporation, partnership, or other entity in which one or more of the members of the Sanchez Family beneficially own a majority of the ownership interest, or a trust in which all of the beneficial interests are held by or for one or more members of the Sanchez Family; provided, however, a trustee of such trust must be a member of the Sanchez Family.

1.22        Securities Act.  The term “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

1.23        Stock.  The term “Stock” shall mean common stock, par value $1.00 per share, issued by the Company.

1.24        Stock Option Agreement.  The term “Stock Option Agreement” shall mean the agreement as described in Section 3.04 of this Plan between the Company and the Participant under which such Participant receives an Option pursuant to this Plan.

1.25        Subsidiary.  The term “Subsidiary” shall mean any subsidiary corporation, as defined in Section 424(f) of the Code, to which the Committee has determined to extend the application of this Plan.

ARTICLE II
PARTICIPATION

2.01        Participation.  A grant of an Option under this Plan may be made by the Committee to any Eligible Person.  In determining the eligibility of an individual to be granted an Option, as well as in determining the number of shares to be issuable pursuant to Options granted to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its Subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

2.02        Limitations on Grants to Individual Participant.  Subject to adjustments pursuant to the provisions of Section 3.03 hereof, the number of shares of Stock which may be covered by Options granted hereunder to any Participant during any fiscal year shall not exceed 75,000 shares.  If an Option is cancelled, the cancelled Option shall continue to be counted toward such 75,000 share limit for the year granted.  An Option that is re-priced during any fiscal year shall be treated as the cancellation of such Option and a grant of a new Option for purposes of the 75,000 share limit for that fiscal year.

ARTICLE III
SHARES OF STOCK SUBJECT TO PLAN

3.01        Limitations.  Subject to Section 3.02 and the adjustments pursuant to the provisions of Section 3.03 hereof, the number of shares of Stock covered by Options which may be granted hereunder to Participants under all Options shall not exceed Three Hundred Eighty Thousand (380,000) shares.  The shares of Stock which may be issued by the Company upon exercise of an option may be issued out of the Company’s authorized and unissued shares of Stock or reaquired shares of Stock (treasury stock).

3.02        Availability Of Shares Once Issued Under Plan.  Once an Option has lapsed, terminated or been forfeited, the Committee shall have the sole discretion to issue a new Option to any Eligible Person, covering the number of shares to which such lapsed, terminated or forfeited Option related.

3.03        Adjustments To Options Once Issued.  In the event that the outstanding shares of Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation or other entity by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made (i) in the number and kind of shares as to which Options may be granted under the Plan, (ii) the number and kind of shares which may be granted to an Eligible Person in any one taxable year of the Company, (iii) the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable, to the end that securities issuable upon exercise of any Option after such event shall be equivalent to the securities which would have been issuable upon exercise of such Option had such exercise been completed prior to such event, and (iv) a corresponding adjustment in the Option Price shall be made to each outstanding Option.  Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive on all persons.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of Stock subject to an Option.

3.04        Grants and Agreement.  Each grant of an Option under this Plan shall be evidenced by a written Stock Option Agreement dated as of the date of the grant and executed by the Company and the Participant.  The rights of a grantee in and to an Option shall become effective only upon execution and delivery by the Company of the Stock Option Agreement.  Such Stock Option Agreement shall set forth the terms and conditions of such Option, as may be determined by the Committee consistent with this Plan, and shall indicate whether the Option that it evidences is intended to be an Incentive Stock Option or a Nonstatutory Stock Option.

3.05        Restrictions on Stock.  Stock issuable upon exercise of an Option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee, consistent with the Code and Regulations.

ARTICLE IV
OPTIONS

4.01        Options; Grant and Exercise.  The Committee shall have full and final authority to select those Eligible Persons who will be granted Options and whether such options shall be Incentive Stock Options or Nonstatutory Stock Options.  Subject to Federal and state statutes then applicable and the express terms of this Plan, the terms and procedures by which an Option may be exercised shall be set forth in the Participant’s Stock Option Agreement or in procedures established by the Committee.  Certain of the procedures for the notice of the grant of an Option, the execution of the Stock Option Agreement, and the exercise of an Option, are as follows:

(a)           As soon as practicable after a determination is made by the Committee to grant an Option to an Eligible Person, as set forth in this Article IV, the appropriate officer or officers of the Company shall give notice (written or oral) to such effect to each such Eligible Person, which notice shall be accompanied by a copy or copies of the Stock Option Agreement to be executed by such Eligible Person.  The Stock Option Agreement shall designate whether it is an Incentive Stock Option or Nonstatutory Stock Option.

(b)           Upon the due execution by such Eligible Person and the Company of a Stock Option Agreement (on such terms as the Committee shall determine) within such number of days from the giving of such notice as shall be specified in such notice (unless waived by the Company), such Option shall be granted and such Eligible Person shall become and be a Participant.

(c)           Each Option granted under the Plan shall, subject to this Section, be exercisable at such time or times and during such period as shall be set forth in the Stock Option Agreement and as set forth herein; provided, however, that no Option granted under the Plan shall have a term in excess of ten (10) years from the date of grant, and shall be exercisable only if compliance with all applicable Federal and state securities laws can be effected.  The Committee may permit payment of the Option Price to be made through the tender of cash or securities, the withholding of Stock, or any other arrangement satisfactory to the Committee.

4.02        Vesting of Options.  The Stock Option Agreement shall specify the date or dates on which the Stock subject to such Stock Option Agreement shall vest and the date or dates on which the Participant may begin to exercise all or a portion of such Option.  To the extent not exercised, the vested portion of the option shall be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option terminates.  Notwithstanding the terms of any Stock Option Agreement, the Committee at any time may accelerate such date or dates and otherwise waive or amend any conditions of the Option in a manner that is not adverse to the Option holder.  A Participant’s subsequent transfer or disposition of any Stock obtained through the exercise of an option shall be subject to any Federal and state laws then applicable, specifically including securities laws.

ARTICLE V
NONSTATUTORY STOCK OPTION

5.01        General.  The Committee may grant Nonstatutory Stock Options to Eligible Persons under this Plan. The grant of Nonstatutory Stock Options shall be designated as such in a Participant’s Stock Option Agreement. Such Nonstatutory Stock Options must comply with all requirements of this Plan except for those contained in Article VI hereof.

ARTICLE VI
INCENTIVE STOCK OPTIONS

6.01        General.  The Committee may only grant Incentive Stock Options under this Plan to Eligible Persons who are employees (including officers) of the Company or any Subsidiary.  All Incentive Stock Options shall comply with all of the restrictions and limitations set forth in Section 422 of the Code and Regulations issued thereunder, and this Article.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Nonstatutory Stock Option.

6.02        Terms and Conditions of Incentive Stock Options.  Notwithstanding any other provision of this Plan, Incentive Stock Options shall be subject to such terms and conditions as shall be determined by the Committee, which shall include the following:

(a)           The Option Price shall be an amount determined by the Committee in accordance with the provision of Section 1.14 hereof.

(b)           No Incentive Stock Option shall be exercisable after the lapse of ten (10) years from the date such Incentive Stock Option is granted; provided, however, if the Participant owns more than ten percent (10%) of the Stock or of the voting stock of any Subsidiary, such Participant’s Incentive Stock Option shall not be exercisable after the lapse of five (5) years from the date such Incentive Stock Option is granted.

(c)           Except as provided in this Subsection 6.02(c) and Subsections 6.02 (d) and (e), all Incentive Stock Options granted to a Participant shall terminate no later than three (3) months from the date the Participant’s service with the Company terminates; provided, however, if the Participant’s service with the Company terminates as a result of the Participant’s permanent disability, such Incentive Stock Options shall terminate no later than twelve (12) months from the date that the Participant’s service with the Company terminates as a result of such disability.  Notwithstanding the foregoing, the Committee may, in its sole discretion, provide in the Stock Option Agreement for the termination of the Option upon the Participant’s termination of service with the Company prior to such three (3) month period or twelve (12) month period, as the case may be.

(d)           An Incentive Stock Option or any of the rights thereunder may be exercised by such Participant only, and may not be transferred or assigned, voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession); provided, however, that the Committee may approve a transfer of an Incentive Stock Option, or a Stock Option Agreement relating thereto may provide for a transfer by will or the laws of descent and distribution.  During the lifetime of the Participant, such Incentive Stock Option shall be exercisable or perfected only by the Participant in accordance with the terms of this Plan and the Stock Option Agreement.  If such transfer by will or the laws of descent and distribution is provided for in a Stock Option Agreement or such transfer is approved by the Committee, upon the death of a Participant who has been granted an Incentive Stock Option, such Incentive Stock Option exercisable on the date of death may be exercised by the Participant’s estate or by a person who acquires the right to exercise such Incentive

Stock Option pursuant to the Participant’s will or by the laws of descent and distribution, provided that, subject to any additional restrictions in the Stock Option Agreement or imposed by the Committee, the exercise of the Incentive Stock Option must occur within both the remaining term of the Incentive Stock Option and twelve (12) months after the Eligible Person’s death. The provisions of this Section 6.02(d) shall apply notwithstanding that the Participant’s employment may have terminated prior to death, but only to the extent that such Incentive Stock Option is exercisable on the date of death.

(e)           An Incentive Stock Option may provide, in the Committee’s discretion, that if the provisions of this Article VI are not satisfied, the Option granted shall not lapse and the option shall be classified as a Nonstatutory Stock Option.

(f)            Stock issued to a Participant pursuant to an Incentive Stock Option may not be disposed of in any fashion, voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession) to any person within two (2) years from the date of the granting of the Incentive Stock Option nor within one (1) year after the transfer of such Stock to him; provided, however, that if an insolvent Participant holds Stock acquired pursuant to his exercise of an Incentive Stock option, and if such stock is transferred to a trustee, receiver, or other similar fiduciary in any proceeding under Title 11 of the United States Code or any other similar insolvency proceeding, neither such transfer, nor any other transfer of such Stock for the benefit of his creditors in such proceeding, shall constitute a disposition of such Stock for purposes of this Plan and the Stock Option Agreements.

6.03        Limitations on Grants of Incentive Stock Options.  The Committee may not grant an Incentive Stock Option hereunder to an Eligible Person if such grant could result in the aggregate Fair Market Value (determined at the time each incentive stock option is granted) of Stock with respect to which incentive stock options are exercisable for the first time by such Eligible Person during any calendar year (under all incentive stock option plans of the Company or its parent or subsidiaries, if any, as defined in Section 424(e) and (f) of the Code) exceeding one hundred thousand dollars ($100,000) or such other maximum amount which is permissible under the Code, as it may be amended, on the date of such grant; provided, however, for purposes of determining whether a proposed grant of an Incentive Stock Option is permissible under this Section 6.03, the Committee shall not consider the possible accelerated vesting upon (i) a Change of Control under Article X hereof unless the Committee has received notice of such Change of Control or (ii) the occurrence of any other event as may be provided in a Stock Option Agreement.

ARTICLE VII
STOCK CERTIFICATES

7.01        Stock Certificates.  The Company shall not be required to issue or deliver any certificate for shares of Stock upon the exercise of any option or of any portion thereof prior to fulfillment of all of the following conditions:

(a)           The admission of such shares to listing or quotation on all stock exchanges or automated quotation systems on which the Stock is then listed or quoted, if any;

(b)           The completion of any registration or other qualification of such shares under any Federal or state law, under the rulings or regulations of the Securities and Exchange Commission, or under any other governmental regulatory agency which the Committee shall in its sole discretion determine to be necessary or advisable;

(c)           The obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

(d)           The lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience.

If these conditions are not satisfied the Participant may lose his rights to such Stock as determined by the Committee.

ARTICLE VIII
PLAN ADMINISTRATION

8.01        Plan Administration.

(a)           This Plan and all Stock Option Agreements shall be administered, and all grants of Options under this Plan shall be granted, by the Committee. The Committee shall have full authority and absolute sole discretion:

(i)            To determine, consistent with the provisions of this Plan, which of the Eligible Persons shall be granted Options; the form and terms of such Options; the timing of such grants; the number of shares subject to each option and the option Price of Stock covered by each option; the restrictions, if any, applicable to the shares of Stock issuable upon the exercise of each Option; and the period over which the Option shall vest and become and remain exercisable;

(ii)           To construe and interpret this Plan and the Stock Option Agreements;

(iii)          To determine the terms and provisions of each respective Stock Option Agreement, which need not be identical.

(iv)          To make all other determinations and take all other actions deemed necessary or advisable for the proper administration of this Plan;

(v)           To modify and amend outstanding Options unilaterally in any manner that is not adverse to the Option holder; and

(vi)          To adopt, alter, and repeal such rules, guidelines, and practices for administration of this Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of this Plan and any Option (including related Stock Option Agreements); to make all determinations it deems advisable for the administration of this Plan; to decide all disputes arising in connection with this Plan; and to otherwise supervise the administration of this Plan.

(b)           The decision of the Committee as to all questions of interpretation and application of the Plan and the Stock Option Agreements shall be final, binding and conclusive on all persons.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.

8.02        Advisors to Committee.  The Committee may designate employees of the Company and its Subsidiaries and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees of the Company to execute agreements or other documents on behalf of the Committee in connection with the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

8.03        Participants Outside the U.S.  In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Options granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.01        Applicable Law.  To the extent that state law shall not have been preempted by any laws of the United States, this Plan shall be construed, regulated, interpreted and administered according to the laws of the State of Texas, without regard to conflicts of law principles.

9.02        Expenses.  The cost of benefit payments from this Plan and the expenses of administering this Plan shall be borne by the Company; provided, however, that except as otherwise specifically provided in this Plan or the applicable Stock Option Agreement between the Company and a Participant, the Company shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Stock Option Agreement, this Plan or option or Company Stock held by any Participant.

9.03        Gender and Number.  Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, the singular shall include the plural, and vice versa.

9.04        Headings Not Part Of Plan.  Headings of Articles and Sections are inserted for convenience and reference; they constitute no part of this Plan.

9.05        Indemnification.  No member of the Board of Directors or the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan nor shall any member of the Board of Directors or the Committee be liable for any Stock Option Agreement issued pursuant to this Plan or any grants under it. Without limiting any other rights to indemnification, each member of the Board of Directors and of the Committee shall be indemnified by the Company against any losses incurred in such administration of this Plan to the fullest extent permitted by the Texas Business Corporation Act, as amended.

9.06        Limitation of Rights.

(a)           Neither the adoption and maintenance of this Plan or Stock Option Agreement nor anything contained herein, shall with respect to any Participant, be deemed to:

(i)            limit the right of the Company or any Subsidiary to discharge or discipline any such person, or otherwise terminate or modify the terms of his employment, or

(ii)           create any contract or other right or interest under this Plan other than as specifically provided in this Plan and a Stock Option Agreement.

(b)           A Participant shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the Options except to the extent that the Option shall have been exercised with respect thereto, the Option Price therefor shall have been paid in full, and the issuance and delivery of a certificate or certificates evidencing the Stock purchased pursuant to such exercise, and the Participant shall have complied with all applicable provisions of the Plan and the Stock Option Agreement pursuant to which such Options were granted.

9.07        No Distribution, Compliance With Legal Requirements.

(a)           Unless the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Securities Act, the Person who exercises such Option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the Option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

(b)           In the event that the Company shall, nevertheless, deem it necessary or desirable to register such shares, including any shares with respect to which an Option shall have been exercised, under the Securities Act, or other applicable statutes, or to qualify any such shares for exemption from registration requirements of the Securities Act, or other applicable statutes, then the Company may take such action and may require from each Participant such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and each Participant by his or her acceptance of an Option agrees to provide such information and indemnity and to execute all documents reasonably requested by the Company to evidence the Participant’s indemnity obligation.

(c)           The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Options as it deems appropriate.

9.08        Timing of Grants.  All Options granted under this Plan shall be granted prior to the tenth (10th) anniversary of the Effective Date.

9.09        Non-Assignability.  Except as otherwise set forth herein, a Participant’s interest under this Plan shall not be subject at any time or in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind and any attempt to deliver, sell, transfer, assign, pledge, attach, garnish or otherwise encumber such interest shall be null and void and any interest so encumbered will terminate.

9.10        Nontransferability.  Except as specifically provided by a duly executed Stock Option Agreement or unless approved by the Committee, an Option or any of the rights thereunder may be exercised by such Participant only, and may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether voluntarily, involuntarily or by operation of law, including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Option, such Option and all rights thereunder shall immediately become null and void.

9.11        Other Compensation Plans.  The adoption of this Plan shall not affect any other existing or future incentive or compensation plans for directors, officers or employees of the Company or its Subsidiaries. Moreover, the adoption of this Plan shall not preclude the Company or its Subsidiaries from:

(a)           Establishing any other forms of incentive or other compensation for officers, employees, consultants or advisors or directors of the Company or its Subsidiaries; or

(b)           Assuming any forms of incentives or other compensation of any person or entity in connection with the acquisition or the business or assets, in whole or in part, of any person or entity.

9.12        Plan Binding on Successors.  This Plan shall be binding upon the successors and assigns of the Company.

9.13        Tax Withholding.  Each Participant shall, no later than the date as of which the value of an Option or of any Stock or other amount received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law, or deemed advisable by the Company, to be withheld with respect to such income. The Committee may permit payment of such taxes to be made through the tender of cash or securities, the withholding of Stock or any other arrangement satisfactory to the Committee. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

9.14        Non-Contravention of Securities Laws.  Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or state securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

9.15        Unenforceability of a Particular Provision.  The unenforceability of any particular provision of this document shall not affect the other provisions, and this document shall be construed in all respects as if such unenforceable provision were omitted.

ARTICLE X
CHANGE OF CONTROL AND OTHER CORPORATE EVENTS

10.01      Change in Control.  Unless otherwise provided in a Stock Option Agreement, upon the occurrence of a Change in Control, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Options may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that Options shall terminate, provided however, that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Option in whole or in part, and/or (iii) that Options shall terminate provided that Participants shall be entitled to a cash payment equal to the excess of the aggregate Change in Control Price with respect to shares subject to the vested portion of the Option over the aggregate Exercise Price of the shares subject to the vested portion of the Option. In the event that the Committee does not terminate an Option upon a Change in Control then each outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Stock or other securities or property to which a holder of shares of Stock would have been entitled to upon such Change in Control.

10.02      Change in Status of Subsidiary.  Unless otherwise provided in a Stock Option Agreement or otherwise determined by the Committee, in the event that an entity which was previously a Subsidiary is no longer a Subsidiary, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion (i) provide on a case by case basis that some or all outstanding Options held by a Participant employed by or performing service for such entity may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan and/or (ii) treat the employment or other services of a Participant employed by such entity as terminated if such Participant is not employed by the Company or any Subsidiary immediately after such event.

ARTICLE XI
PERMANENCY OF THIS PLAN AND PLAN TERMINATION

11.01      Effective Date.  This Plan shall become effective upon its adoption by the Board of Directors of the Company (the “Effective Date”); provided, however, that the shareholders of the Company shall approve this Plan within twelve (12) months of the date of adoption by the Board of this Plan. Notwithstanding any terms or provisions to the contrary, this Plan, and all Options granted hereunder, are subject to the approval of the Plan by the shareholders of the Company not later than twelve (12) months from the date of adoption by the Board of Directors and no Option may be exercised prior to such shareholder approval. In the event the preceding condition is not satisfied, Options granted under this Plan shall be null and void.

11.02      Termination, Amendment, and Modification of Plan.  The Board of Directors may at any time terminate or suspend, and may at any time and from time to time and in any respect amend or modify, this Plan; provided, however, that no such action of the Board of Directors without approval of the shareholders of the Company may increase the total number of shares of Stock subject to this Plan except as contemplated in Section 3.03 hereof.